Exhibit 99

                Flexsteel Announces Amendment to Credit Agreement

    DUBUQUE, Iowa--(BUSINESS WIRE)--June 23, 2005--Flexsteel Industries, Inc. (NASDAQ:FLXS) ... Based on projected borrowing requirements, the Company has executed an Amendment to its Credit Agreement with its lead bank reducing the long-term portion of its credit facility, which expires September 30, 2007, to $13.0 million from $20.0 million. The Company also reduced its credit facility available for Letters of Credit to $5.0 million from $7.0 million. There were no other changes to the terms of the credit facilities, including interest rates, other than described above.
    In addition, the Company renewed under the same conditions, until June 29, 2006, its $20.0 million Line of Credit Note for working capital that was set to expire on June 29, 2005.
    Flexsteel Industries, Inc. is headquartered in Dubuque, Iowa, and was incorporated in 1929. Flexsteel is a designer, manufacturer, importer and marketer of quality upholstered and wood furniture for residential, recreational vehicle, office, hospitality and healthcare markets. All products are distributed nationally.

    CONTACT: Flexsteel Industries, Inc., Dubuque
             Timothy E. Hall, Chief Financial Officer, 563-585-8392